Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Esterline Technologies Corporation of our reports dated December 18, 2006, with respect to the consolidated financial statements of Esterline Technologies Corporation, Esterline Technologies Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Esterline Technologies Corporation, included in the 2006 Annual Report to Shareholders of Esterline Technologies Corporation.

Our audits also included the financial statement schedule of Esterline Technologies Corporation listed in Item 15(a). This schedule is the responsibility of Esterline Technologies Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-117905) of Esterline Technologies Corporation;

(2)	Registration Statement (Form S-8 No. 333-43843) pertaining to the Esterline Technologies Corporation 1997 Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 33-58375) pertaining to the Esterline Technologies Corporation Non-Employee Directors’ Stock Compensation Plan;

(4)	Registration Statement (Form S-8 No. 333-62650) pertaining to the Esterline Technologies Corporation Amended and Restated 1997 Stock Option Plan;

(5)	Registration Statement (Form S-8 No. 333-85440) pertaining to the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan;

(6)	Registration Statement (Form S-8 No. 333-103846) pertaining to the Esterline Technologies Corporation Amended and Restated 1997 Stock Option Plan;

(7)	Registration Statement (Form S-8 No. 333-113475) pertaining to the Esterline Technologies Corporation 2004 Equity Incentive Plan;

(8)	Registration Statement (Form S-8 No. 333-135025) pertaining to the Esterline Technologies Corporation 2004 Equity Incentive Plan and the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan;

of our reports dated December 18, 2006, with respect to the consolidated financial statements of Esterline Technologies Corporation, Esterline Technologies Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Esterline Technologies Corporation, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Esterline Technologies Corporation included in this Annual Report (Form 10-K) of Esterline Technologies Corporation.

Ernst & Young LLP

Seattle, Washington

January 4, 2007